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                                                                    EXHIBIT 99.1



                          [EL PASO ENERGY LETTERHEAD]

FOR IMMEDIATE RELEASE

                    EL PASO ENERGY CORPORATION AND SONAT INC.
                            ANNOUNCE MERGER AGREEMENT

         HOUSTON, TEXAS, MARCH 15, 1999--EL Paso Energy Corporation (NYSE:EPG) and Sonat Inc. (NYSE:SNT) announced today the execution of definitive agreements for the merger of El Paso Energy and Sonat. The total value of the transaction is approximately $6 billion, including $2 billion of assumed Sonat debt, In the merger, each Sonat share will be converted into one share of El Paso Energy common stock. It is expected that the merger will be completed during the third or fourth quarter of 1999. The total enterprise value of the combined company, based on El Paso's closing price on Friday, would exceed $14 billion.

         "The merger between El Paso and Sonat will create the preeminent natural gas company in North America. The combined company will rank among the leaders in all key sectors of our industry including interstate transmission, intrastate transmission, gas gathering and processing, energy marketing and power development," said William A. Wise, chairman, president and chief executive officer of El Paso Energy. "Our combined interstate transmission systems alone will consist of an impressive 40,000 miles of pipeline reaching all the major growth areas in the country and moving more gas than any other U.S. company--nearly a quarter of all the natural gas transported in the U.S. every day.

         "Both El Paso and Sonat are dynamic organizations that complement each other operationally and geographically. Our merged interstate pipeline systems will stretch from Bakersfield to Birmingham and Brownsville to Boston. They will tap the most prolific supply basins in North America and access the largest and fastest growing natural gas markets in the United States, including Florida and other key southeastern states. New gas-fueled

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EL PASO ENERGY AND SONAT
ANNOUNCE MERGER AGREEMENT
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power generation development is particularly active in these areas. Our ability to access these new markets will further diversify our market base and allow us to employ our combined expertise in energy marketing and power generation.

         "The transaction will also provide exciting opportunities for our El Paso Field Services business unit. Sonat Exploration has a substantial oil and gas exploration and production base that spans the southern United States from Texas to Alabama, including an important presence in the Gulf of Mexico. Our onshore gathering and processing facilities and Leviathan Gas Pipeline's offshore gathering operations will provide Sonat Exploration's existing 1.6 trillion cubic feet of natural gas equivalent reserves access to burgeoning power generation markets and the best interstate pipeline network in the U.S.

         "This merger is consistent with our ongoing strategy of maintaining future growth through seeking significant acquisitions and mergers within our industry. Three years ago we purchased Tenneco Energy in what has come to be regarded as the most successful merger within the pipeline industry. We expect to realize similar benefits from the combination with Sonat. The merger will be earnings and cash flow accretive in the year 2000, the first full year of operations, and beyond," Mr. Wise added.

         Ronald L. Kuehn, Jr., chairman, president and chief executive officer of Sonat said, "This is clearly an excellent transaction for our shareholders and customers. We are creating a company with exceptional natural gas and electric opportunities across the United States and literally around the world."

         The combined company will retain the El Paso Energy name and be headquartered in Houston, Texas. Sonat is currently headquartered in Birmingham, Alabama, and the headquarters of Sonat's interstate pipeline, Southern Natural Gas Company, will remain in Birmingham. William A. Wise, the current chairman, president and chief executive officer of El Paso Energy, will continue as president and chief executive officer of the new company. Ronald L. Kuehn, Jr., who is currently the chairman, president, and chief executive officer of Sonat, will become the non-executive chairman of the board for the combined company until December 31, 2000. The Board of Directors for the combined company will consist of

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EL PASO ENERGY AND SONAT
ANNOUNCE MERGER AGREEMENT
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15 directors--nine who will be designated by El Paso and six who will be designated by Sonat.

         The merger is subject to customary conditions, including approval by the stockholders of Sonat and receipt of certain required governmental approvals. In order to provide Sonat stockholders greater certainty that the transaction will be completed, El Paso Energy has agreed that if El Paso stockholder approval for the common issuance were not obtained, El Paso would issue 19.9 percent of its outstanding common stock as merger consideration, with the balance of the merger consideration paid in the form of non-convertible, long-term preferred stock.

         The merger agreement includes customary non-solicitation, termination fee and expense reimbursement provisions. In addition, each of the companies has granted the other an option to purchase up to 19.9 percent of its outstanding common stock, exercisable if the merger is terminated under certain circumstances. Members of the Zilkha family, who own approximately 21 percent of the outstanding Sonat shares, have agreed to vote their shares in favor of the merger.

         Donaldson, Lufkin and Jenrette Securities Corporation is acting as El Paso's financial advisor for the transaction, while Merrill Lynch Corporation is advisor to Sonat. The law firm of Fried, Frank, Harris, Shriver & Jacobson is El Paso's legal advisor, and Sonat is represented by the law firm of Wachtel, Lipton, Rosen & Katz.

         With over $10 billion in assets, El Paso Energy Corporation provides energy solutions through five business units: Tennessee Gas Pipeline Company, El Paso Natural Gas Company, El Paso Field Services Company, El Paso Energy Marketing Company, and El Paso Energy International Company. The company owns the nation's only integrated coast-to-coast natural gas pipeline system and has operations in natural gas transmission, gas gathering and processing, energy marketing, power generation and international energy infrastructure development. Visit El Paso Energy's web site at www.epenergy.com.

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EL PASO ENERGY AND SONAT
ANNOUNCE MERGER AGREEMENT
PAGE 4

         Sonat Inc., headquartered in Birmingham, is a diversified energy company engaged in exploration and production of oil and natural gas, interstate transmission of natural gas, and energy services. Visit Sonat's web site at www.sonat.com.

                            FORWARD-LOOKING STATEMENT

         This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The companies have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, oil and gas prices; general economic and weather conditions in geographic regions or markets served by El Paso and Sonat and their affiliates, or where operations of the companies and their affiliates are located; inability to realize anticipated synergies on an efficient basis; difficulty in integration of operations; and competition. While the companies make these statements and projections in good faith, neither company nor their managements can guarantee that the anticipated future results will be achieved. Reference should be made to the companies' (and their affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.

                                     # # #


CONTACTS:
EL PASO ENERGY
Media Relations:                           Paula Delaney (713) 420-6885
                                           Mel Scott (713) 420-3039

Investor Relations:                        Bridget McEvoy (713) 420-5597

SONAT INC.
Media and Investor Relations:              Bruce Connery (205) 325-3898


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             El Paso Energy Corporation/Sonat Inc. Combined Assets



                                    [MAP OF
                               EPG transmission
                                  EPG offshore
                               Sonat transmission
                         EPG gathering/processing areas
                                EPG power plants
                                 Sonat storage
                               Sonat LNG facility
                               Sonat power plants
                             Oil and Gas E&P areas
                          Sonat exploration operations]
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El Paso Energy Corporation Merger with Sonat Inc.

Fact Sheet



Combined U.S. Operations: El Paso Energy Corporation and Sonat Inc.


                                    [MAP OF
                                EPG transmission
                                  EPG offshore
                               Sonat transmission
                         EPG gathering/processing areas
                                EPG power plants
                                 Sonat storage
                               Sonat LNG facility
                               Sonat power plants
                             Oil and Gas E&P areas
                          Sonat exploration operations]


El Paso Energy Corporation Highlights

o Owns and operates the nation's only integrated coast-to-coast natural gas pipeline system.

o    Employs approximately 3,600 people and is headquartered in Houston, Texas.

o Consists of a holding company--El Paso Energy Corporation--and five business units that cover key segments of the energy value chain including operations in natural gas transmission, gas gathering and processing, energy marketing, power generation, and international energy infrastructure development:

     TENNESSEE GAS PIPELINE: Over 16,400 miles of pipeline transporting natural gas from Texas, Louisiana and the Gulf of Mexico to the Midwest and eastern United States.

     EL PASO NATURAL GAS: 10,200 miles of pipeline transporting natural gas from New Mexico, Texas, Oklahoma and Colorado to markets in the Southwestern U.S.

     EL PASO FIELD SERVICES COMPANY: Largest gatherer of offshore natural gas and the second largest natural gas gatherer industry-wide.

     EL PASO ENERGY MARKETING COMPANY: Experienced in short- and long-term market development, risk management and aggregation services. Skilled in marketing and trading all forms of energy and fuels.

     EL PASO ENERGY INTERNATIONAL: Holds interests in assets on five continents, including approximately 5,000 miles of pipeline and 6,600 megawatts of power generation.

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El Paso Energy Corporation Merger with Sonat Inc.

Sonat Inc. Highlights
--------------------------------------------------------------------------------

o Offers a complete line of energy services to natural gas transporters, producers, electric generators and a variety of end-users.

o Owns interest in more than 14,000 miles of natural gas transmission pipeline.

o Consists of a holding company--Sonat Inc.--for business segments engaged in interstate transmission, exploration and production of oil and natural gas, and energy services:

     SOUTHERN NATURAL GAS COMPANY: Interests in over 14,000 miles of natural gas transmission pipeline. Major natural gas transmission pipeline in the southeast, with customers in seven states. Owns a 50-percent interest in Florida Gas Transmission Company and a one-third interest in Destin Pipeline Company, L.L.C.

     SONAT EXPLORATION COMPANY: One of the largest independent oil and natural gas exploration and production companies in the United States. Operations concentrated in the Southeastern United States. Proved reserves total 1.6 trillion cubic feet of natural gas equivalent.

     SONAT MARKETING COMPANY L.P. AND SONAT POWER MARKETING: A national leader in the power marketing industry, which buys and sells more than 4 billion cubic feet per day of natural gas as well as wholesale power.

Financial Statistics ($ Millions)
--------------------------------------------------------------------------------
                              El Paso             Sonat           Combined

1998 Revenues               $  5,782            $ 3,710           $  9,492
1998 EBITDA                      913                683              1,596
1998 Net Income                  225                152                377
Total Assets                $ 10,068            $ 4,370           $ 14,438

Comparative Ranking of Combined Company (Bcf/d)
--------------------------------------------------------------------------------
                                    Interstate         Physical          Power
                    Interstate    Transportation     Gas Marketed      Marketed
                       Miles          (Bcf/d)           (Bcf/d)        (MM MWh)

El Paso/Sonat         40,600           12.4              6.4            18.8
Enron                 32,000            8.6             11.4           163.0
Williams              27,000            9.2              3.2            18.7
El Paso Energy        26,600            9.2              3.3            15.7
Duke Energy           26,000            5.7              7.5            37.0
KN Energy             24,600            6.7              3.5              --
Columbia              18,500            2.3              4.2              --
Coastal               18,000            5.6              3.6            20.4
Sonat                 14,000            3.2              3.1             3.1
CNG                    7,500            1.1               --              --

Strategic Benefits of Combination
--------------------------------------------------------------------------------

o    Creates the preeminent natural gas company in North America.

o    Adds high growth gas and power markets in Southeast and Florida.

o Achieves size and scope of operations necessary for success in power industry.

o    Offers significant operating synergies.

     o    Interstate pipelines.

     o    E&P and midstream, marketing and power.

o    Obtains 1.6 Tcfe of natural gas reserves at low point in commodity cycle.


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Seven Years of
El Paso Energy Growth

$ and Shares Outstanding in Millions


                                   Post IPO        Post Tenneco        Pro Forma
                                    3/31/92           3/31/97        Sonat Merger
----------------------------------------------------------------------------------
Total assets                       $ 2,081          $ 8,746             $ 14,438
Shares outstanding                      74              118                  230
Equity market value                $   844          $ 3,337             $  8,223
Total enterprise value             $ 1,481          $ 6,371             $ 14,142

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Stock Price Appreciation

As of March 12, 1999


                                    [CHART]

                                 DJ Pipe: 290%
                                   EPG: 276%
                                 S&P 500: 221%